Exhibit 99.1

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED

DECEMBER 31, 2016

cambridge franchise holdings BUSINESSES

TABLE OF CONTENTS

INDEPENDENT AUDITOR’S REPORT	1

FINANCIAL STATEMENTS

Combined Balance Sheet	2

Combined Statement of Operations	3

Combined Statement of Changes in Net Investment	4

Combined Statement of Cash Flows	5

Notes to the Combined Financial Statements	6 - 17

INDEPENDENT AUDITOR’S REPORT

To Members

Cambridge Franchise Holdings Businesses

We have audited the accompanying combined financial statements of Cambridge Franchise Holdings Businesses (the Company), which comprise the combined balance sheet as of December 31, 2016, and the related combined statements of operations, changes in net investment, and cash flows for the year then ended, and the related notes to the combined financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Ballenthin, Funk & Johnson, LLP

Saint Paul, Minnesota

July 5, 2019

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

COMBINED BALANCE SHEET

DECEMBER 31, 2016

ASSETS
Current Assets
Cash and cash equivalents	$6,703,258
Inventory	1,369,554
Other receivables	359,323
Prepaid expenses	55,396
Total current assets	8,487,531
Property and Equipment
Real estate	31,166,613
Restaurant equipment	17,435,972
Office equipment	2,065,645
Leasehold improvements	14,139,056
64,807,286
Less accumulated depreciation and amortization	(4,258,377)
Total property and equipment	60,548,909
Other Assets
Goodwill	15,570,303
Intangible assets, net of accumulated amortization	30,545,858
Due from related parties	1,093,252
Other assets	1,145,143
Total other assets	48,354,556

TOTAL ASSETS	$117,390,996

LIABILITIES AND NET INVESTMENT
Current Liabilities
Current maturities of long-term debt	$5,722,038
Current portion of lease financing obligations	469,706
Accounts payable	1,363,814
Accrued expenses	2,081,887
Accrued payroll	1,187,016
Accrued royalties and advertising	849,809
Income taxes payable	271,389
Sales tax payable	1,043,702
Due to related parties	48,758
Total current liabilities	13,038,119

Deferred Income - sale-leaseback of real estate	1,295,337
Deferred Income Taxes	709,100
Deferred Rent	565,467
Lease Financing Obligations, less current maturities	18,370,984
Long-Term Debt, less current maturities and debt issuance costs	77,021,122
Total liabilities	111,000,129
Commitments and Contingencies (Note 7)
Net Investment	6,390,867

TOTAL LIABILITIES AND NET INVESTMENT	$117,390,996

See accompanying notes to the combined financial statements.

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2016

Restaurant Sales	$136,523,803
Costs and Expenses
Cost of sales	50,694,672
Restaurant wages and related expenses	35,623,929
Restaurant rent expense	8,396,308
Other restaurant operating expenses	17,689,691
Advertising	4,648,562
General and administrative	9,597,967
Depreciation and amortization	4,872,831
Loss on sale of property and equipment	452,930
Total operating expenses	131,976,890

Income from operations	4,546,913

Other Income (expense)
Bargain purchase gain	2,588,276
Interest expense	(3,349,742)
Total other income (expense)	(761,466)

Income before income taxes	3,785,447

Provision for Income Taxes	1,263,645
Net income	$2,521,802

See accompanying notes to the combined financial statements.

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

COMBINED STATEMENT OF CHANGES IN NET INVESTMENT

YEAR ENDED DECEMBER 31, 2016

Balance, December 31, 2015	$10,365,791

Net income	2,521,802
Contributions from parent	30,436,624
Distributions to parent	(36,933,350)

Balance, December 31, 2016	$6,390,867

See accompanying notes to the combined financial statements.

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

COMBINED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,521,802
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,872,831
Amortization of debt issuance costs	253,330
Amortization of deferred gains from sale-leaseback transactions	(37,862)
Bargain purchase gain recognized on acquisitions	(2,588,276)
Loss on sale of property and equipment	452,930
Provision for deferred income taxes	709,100
Deferred rent	337,162
Change in operating assets and liabilities:
Inventory	(260,622)
Other receivables	(314,596)
Prepaid expenses	368,134
Due from related parties	(1,044,494)
Other assets	232,519
Accounts payable	901,820
Accrued expenses	(1,177,903)
Accrued payroll	653,168
Accrued royalties and advertising	573,984
Income taxes payable	271,389
Sales tax payable	737,082
Net cash provided by operating activities	7,461,498

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	8,636,391
Proceeds from sale-leaseback transactions	1,987,729
Purchase of property and equipment	(35,378,950)
Acquisition of restaurants	(54,926,786)
Payments for franchise fees	(799,646)
Net cash used in investing activities	(80,481,262)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from lease financing obligations	19,018,520
Payments on lease financing obligations	(177,830)
Proceeds from long-term debt	85,166,041
Principal payments on long-term debt	(20,361,247)
Payments for debt issuance costs	(174,802)
Contributions from parent	30,436,624
Distributions to parent	(36,933,350)
Net cash provided by financing activities	76,973,956

Net increase in cash and cash equivalents	3,954,192

Cash and Cash Equivalents, beginning of year	2,749,066
Cash and Cash Equivalents, end of year	$6,703,258

SUPPLEMENTAL DISCLOSURES
Interest paid on long-term debt	$2,679,860
Interest paid on lease financing obligations	$205,467
Income taxes paid, net	$283,656

See accompanying notes to the combined financial statements.

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

Notes to THE CoMBINED Financial Statements

December 31, 2016

NOTE 1 BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Cambridge Franchise Holdings Businesses include Alabama Quality, LLC, Carolina Quality, LLC, Frayser Quality, LLC, Louisiana Quality, LLC, Cambridge Franchise Real Estate, LLC, Carolina Quality Properties, LLC, CFH Real Estate, LLC, and Tennessee Quality, LLC. These companies collectively own and operate, as a franchisee, 115 restaurants in Alabama, Arkansas, Louisiana, Mississippi, North Carolina, Tennessee, and Virginia under the trade name “Burger King” along with five convenience store locations in Tennessee at December 31, 2016.

Alabama Quality, LLC, Carolina Quality, LLC, Frayser Quality, LLC, and Louisiana Quality, LLC are limited liability companies organized under the laws of the State of Delaware to own and operate franchised restaurants.

Cambridge Franchise Real Estate, LLC, Carolina Quality Properties, LLC, and CFH Real Estate, LLC are limited liability companies organized under the laws of the State of Delaware to own commercial rental real estate.

Tennessee Quality, LLC is a limited liability company organized under the laws of the State of Delaware to invest in related parties in the franchised restaurant industry. The following are wholly-owned subsidiaries of Tennessee Quality, LLC:

Nashville Quality, LLC is a limited liability company organized under the laws of the State of Delaware to own and operate franchised restaurants.

Mirabile Investment Corporation (a C-Corporation) is incorporated under the laws of the State of Tennessee to own and operate franchised restaurants and convenience store locations.

TQ Real Estate, LLC is a limited liability company organized under the laws of the State of Delaware to own commercial rental real estate.

Basis of Presentation

The accompanying combined financial statements are combined on the basis of common ownership and include the accounts of Alabama Quality, LLC, Carolina Quality, LLC, Frayser Quality, LLC, Louisiana Quality, LLC, Cambridge Franchise Real Estate, LLC, Carolina Quality Properties, LLC, CFH Real Estate, LLC, and Tennessee Quality, LLC and subsidiaries (the “Company”). All intercompany transactions and balances have been eliminated in combination.

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) as if they operated on a standalone basis during the period presented. The financial statements reflect the assets, liabilities, revenue and expenses specifically identifiable or otherwise attributable to the Company, as well as allocations deemed reasonable by management to present the financial statements on a standalone basis.

The Company functions as part of the larger group of companies controlled by Cambridge Franchise Holdings, LLC. Accordingly, Cambridge Franchise Holdings, LLC performed certain corporate overhead functions for the Company. Therefore, certain corporate costs, including compensation costs for corporate employees supporting the Company, have been allocated from Cambridge Franchise Holdings, LLC. These allocated costs are for corporate functions including, but not limited to, senior management, legal, human resources, finance and accounting, treasury, marketing and communication and other shared services, which were not provided at the Company level. The allocations were based on the percentage of resources used for managing the Company. During the year ended December 31, 2016, total allocated costs were $4,056,034, and are included in general and administrative expenses in the combined financial statements.

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

Notes to THE CoMBINED Financial Statements

December 31, 2016

NOTE 1 BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company believes the assumptions underlying the financial statements reasonably reflect the utilization of services provided to or the benefit received by the Company during the periods presented. Nevertheless, the financial statements may not be indicative of the Company’s future performance, and do not necessarily include all of the actual expenses that would have been incurred by the Company and may not reflect the results of operations, financial position and cash flows of the Company had the Company been a separate, standalone company during the period presented. It is not practicable to estimate actual costs that would have been incurred had the Company been a separate standalone company during the period presented.

Estimates and Assumptions

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all investments purchased with an original maturity of three months or less to be cash equivalents. The Company has cash on deposit with financial institutions in the United States. Deposits with these institutions may exceed federally insured limits. The Company has not experienced any losses related to these balances and management believes credit risk to be minimal.

Inventory

Inventory, consisting primarily of food and operating supplies, is stated at the lower of cost or net realizable value on a first-in, first-out basis.

Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of individual assets. When property and equipment is sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operating income or expense. Repairs and maintenance are charged to operations as incurred.

The Company uses estimated useful lives of five to ten years for operating equipment, five to seven years for office equipment, fifteen years for land improvements, and forty years for buildings.

Leasehold improvements are amortized over the shorter of their estimated useful lives or the lease term. In circumstances where an economic penalty would be presumed by the non-exercise of one or more renewal options under the lease, the Company includes those renewal option periods when determining the lease term. For significant leasehold improvements made during the latter part of the lease term, the Company amortizes those improvements over the shorter of their useful life or the expected lease term. The expected lease term would consider the exercise of renewal options if the value of the improvements would imply that an economic penalty would be incurred without the renewal of the option.

Depreciation and amortization of property and equipment was $3,393,095 for the year ended December 31, 2016.

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

Notes to THE CoMBINED Financial Statements

December 31, 2016

NOTE 1 BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is reviewed for impairment at least annually, and when triggering events occur, in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350, Intangibles - Goodwill and Other. The Company has one reporting unit for purposes of evaluating goodwill impairment and performs its goodwill impairment test at least annually. The Company has the option to perform a qualitative assessment to determine if an impairment is more likely than not to have occurred. If the Company can support the conclusion that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then we would not need to perform the two-step impairment test for the reporting unit. If the Company cannot support such a conclusion or does not elect to perform the qualitative assessment, then the first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of the reporting unit with its carrying amount, including goodwill.

If the fair value of the reporting unit exceeds its carrying value, then the second step of the impairment test (measurement) does not need to be performed. If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the entity must perform the second step of the impairment test. Under the second step, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to an acquisition price allocation and the residual fair value after this allocation is the implied fair value of the reporting unit goodwill. A significant amount of judgment is required in performing goodwill impairment tests including estimating the fair value of a reporting unit and the implied fair value of goodwill. Management has evaluated and concluded that there is no impairment of goodwill as of December 31, 2016.

Franchise Agreements

Each of the Company’s restaurants operates under a separate franchise agreement with Burger King Corporation. These franchise agreements generally provide for an initial term of twenty years and currently have an initial franchise fee of $50,000. Any franchise agreement, including renewals, can be extended at the Company’s discretion for an additional twenty year term, with Burger King Corporation’s approval, provided that, among other things, the restaurant meets the current Burger King image standard and the Company is not in default under terms of the franchise agreement. In addition to the initial franchise fee, the Company generally pays Burger King Corporation a monthly royalty at a rate of 4.5% of sales. Royalty expense associated with these agreements was $4,134,432 for the year ended December 31, 2016, and is included in other restaurant operating expenses in the combined financial statements.

Fees for initial franchises and renewals are amortized using the straight-line method over the term of the agreements, which is typically twenty years.

Franchise Rights

The Company determined the fair value of franchise rights based upon the acquired restaurants’ future earnings, discounting those earnings using an appropriate market discount rate and subtracting a contributory charge for net working capital, property and equipment and assembled workforce to determine the fair value attributable to these franchise rights. Amounts allocated to franchise rights for each acquisition are amortized using the straight-line method over the average remaining term of the acquired franchise agreements plus one twenty-year renewal period.

Impairment of Long-Lived Assets

The Company assesses the recoverability of property and equipment, franchise rights, and other intangible assets by determining whether the carrying value of these assets can be recovered over their respective remaining lives through undiscounted future operating cash flows. Impairment is reviewed whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be fully recoverable.

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

Notes to THE CoMBINED Financial Statements

December 31, 2016

NOTE 1 BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Construction in Progress

Construction in progress, which primarily includes direct costs related to placing the asset in service associated with specific locations, is capitalized as part of the locations being developed. Costs include land acquisition costs, other direct costs of development and construction, and other soft costs such as borrowing costs. These costs are allocated to each location based on specific identification or relative value. Capitalization commences when the development activities begin and ceases when a location is completed, placed on hold, or the Company decides to not move forward with the development. Capitalized costs related to a development location where the Company has determined not to move forward are expensed in the period when that determination is made. Construction in progress is included in real estate on the combined financial statements.

Once assets are placed into service, depreciation will be computed using the straight-line method based on the estimated useful lives of the assets as follows: fifteen years for land improvements, forty years for buildings, and five to ten years for operating equipment.

Deferred Financing Costs

Financing costs incurred in obtaining long-term debt are capitalized and amortized over the terms of the related obligations as interest expense using the effective interest method. Long-term debt on the combined balance sheets is presented net of the unamortized amount of the financing costs related to long-term borrowings.

Leases

All leases are reviewed for capital or operating classification at their inception. The majority of the Company’s leases are operating leases. Many of these lease agreements contain rent holidays, rent escalation clauses, and/or contingent rent provisions. Rent expense for leases that contain scheduled rent increases is recognized on a straight-line basis over the lease term resulting in deferred rent, including any option periods included in the determination of the lease term. Contingent rentals are generally based upon a percentage of sales or a percentage of sales in excess of stipulated amounts and are generally not considered minimum rent payments but are recognized as rent expense when incurred.

Lease Financing Obligations

Lease financing obligations pertain to real estate sale-leaseback transactions accounted for by the financing method. The assets (land and building) subject to these obligations remain on the Company’s combined balance sheet at their historical costs and such assets (excluding land) continue to be depreciated over their remaining useful lives. The proceeds received by the Company from these transactions are recorded as lease financing obligations and the lease payments are applied as payments of principal and interest. The selection of the interest rate on lease financing obligations is evaluated at inception of the lease based on the Company’s incremental borrowing rate adjusted to the rate required to prevent recognition of a non-cash loss or negative amortization of the obligation through the end of the primary lease term.

Revenue Recognition

Revenues from Company restaurants are recognized when payment is tendered at the time of sale, net of sales discounts and excluding sales tax collected.

Gift Cards

The Company sells gift cards in its restaurants that are issued under Burger King Corporation’s gift card program. Proceeds from the sale of Burger King gift cards at the Company’s restaurants are received by Burger King Corporation. The Company recognizes revenue from gift cards upon redemption by the customer.

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

Notes to THE CoMBINED Financial Statements

December 31, 2016

NOTE 1 BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising

The Company is generally required to contribute 4% of restaurant sales to an advertising fund utilized by Burger King Corporation for its advertising, promotional programs, and public relations activities, and amounts for additional local advertising in markets that approve such advertising. Advertising expense associated with these expenditures was $4,648,562 for the year ended December 31, 2016. The Company expenses the costs of advertising as incurred.

Income Taxes

Deferred income taxes are provided for temporary differences between the reporting of income for financial reporting and income tax purposes. The primary differences arise from the methods of accounting for depreciation. Accelerated depreciation is used for income tax purposes and special depreciation allowances are allowed for income tax purposes that are not allowed for financial statement reporting purposes. The Company accounts for these differences by using the liability method, whereby the related tax consequences are measured using the applicable tax rate.

Alabama Quality, LLC, Carolina Quality, LLC, Cambridge Franchise Real Estate, LLC, Carolina Quality Properties, LLC, CFH Real Estate, LLC, Frayser Quality, LLC, Louisiana Quality, LLC, Tennessee Quality, LLC, Nashville Quality, LLC, and TQ Real Estate, LLC are single member limited liability companies. Consequently, these entities do not have an income tax reporting requirement. Instead, the earnings are included in their member’s income tax return. Due to these companies’ status as single member limited liability companies, they have no liability for uncertain tax positions.

Mirabile Investment Corporation files a corporate U.S. federal tax return and files state tax returns in various state jurisdictions, when required. The entity is subject to U.S. federal and state tax examinations by tax authorities for the current year and three preceding years.

Business Combination

The Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed and intangible assets acquired based on their estimated fair values. The excess of the purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. The excess of the fair value of the identified assets and liabilities over the purchase consideration is recorded as a bargain purchase gain. When determining the fair values of assets acquired and liabilities assumed, the Company makes significant estimates and assumptions, especially with respect to intangible assets.

Critical estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from customer relationships and developed technology, discount rates and terminal values. Our estimate of fair value is based upon assumptions believed to be reasonable, but actual results may differ from estimates.

Recently Issued Relevant Accounting Pronouncements

In May 2014, Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” which supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) 605-Revenue Recognition and most industry-specific guidance throughout the ASC. ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. For public entities, this ASU was effective for annual reporting periods beginning after December 15, 2017 (including interim reporting periods within those periods). For all other entities, this ASU is effective for annual reporting periods beginning after December 15, 2018 (including interim reporting periods within those periods). Early adoption is permitted. The Company does not expect the adoption of this ASU to have a material impact on its combined financial statements.

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

Notes to THE CoMBINED Financial Statements

December 31, 2016

NOTE 1 BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2017, the FASB issued ASU 2017-02, “Leases (Topic 842),” which will require lessees to report most leases as assets and liabilities on the balance sheet, while lessor accounting will remain substantially unchanged. This ASU requires a modified retrospective transition approach for existing leases, whereby the new rules will be applied to the earliest year presented. For public entities, the new standard is effective for reporting periods beginning after December 15, 2018. For all other entities, the new standard is effective for reporting periods beginning after December 15, 2019. Early adoption is permitted. The Company is currently evaluating the potential impact of adopting this guidance on its combined financial statements but believes it will have a significant impact on its assets and liabilities.

In January 2017, the FASB issued ASU 2017-04, “Intangibles-Goodwill and Other (Topic 350)-Simplifying the Test for Goodwill Impairment.” ASU 2017-04 simplifies the accounting for goodwill impairments by eliminating the requirement to compare the implied fair value of goodwill with its carrying amount as part of step two of the goodwill impairment test referenced in ASC 350, “Intangibles - Goodwill and Other (“ASC 350”).” As a result, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value. However, the impairment loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for annual reporting periods beginning after December 15, 2019, including any interim impairment tests within those annual periods, with early application permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not expect the adoption of this ASU to have a material impact on its combined financial statements.

Subsequent Events

The Company evaluated subsequent events through July 5, 2019, the date which the combined financial statements were available to be issued.

NOTE 2 ACQUISITIONS

The Company acquired an aggregate of 61 restaurants and five convenience store locations from other franchisees, which are more fully described below.

Mirabile Investment Corporation

On January 6, 2016, the Company completed the purchase of 42 restaurants and five convenience stores located in Arkansas, Mississippi, and Tennessee for a purchase price of $30,125,908 from Mirabile Investment Corporation. The Company allocated the purchase price to the net tangible and intangible assets acquired in the acquisitions at their estimated fair values. The following table summarizes the final allocation of the purchase price of this acquisition:

Inventory	$618,740
Restaurant equipment	4,511,155
Leasehold improvements	1,985,700
Goodwill	9,837,447
Deposits	38,940
Franchise rights	15,500,000
Total identifiable assets acquired	32,491,982
Accrued expenses	(2,366,074)
Net assets acquired	$30,125,908

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

Notes to THE CoMBINED Financial Statements

December 31, 2016

NOTE 2 ACQUISITIONS (Continued)

Magic Restaurants, Inc.

On May 31, 2016, the Company completed the purchase of six restaurants located in Tennessee for a purchase price of $8,057,551 from Magic Restaurants, Inc. The Company allocated the purchase price to the net tangible and intangible assets acquired in the acquisitions at their estimated fair values. The following table summarizes the final allocation of the purchase price of this acquisition:

Inventory	$57,551
Restaurant equipment	609,344
Leasehold improvements	318,761
Goodwill	3,591,895
Franchise rights	3,480,000
Total identifiable assets acquired	$8,057,551

Marshall Food Service, LLC

On November 9, 2016, the Company completed the purchase of three restaurants located in Tennessee for a purchase price $1,324,664 from Marshall Food Service, LLC. The Company allocated the purchase price to the net tangible and intangible assets acquired in the acquisitions at their estimated fair values. The following table summarizes the final allocation of the purchase price of this acquisition:

Inventory	$22,500
Real estate	2,366,388
Restaurant equipment	304,672
Leasehold improvements	159,380
Franchise rights	1,060,000
Total identifiable assets acquired	$3,912,940

The fair value of identifiable assets acquired of $3,912,940 exceeded the fair value of the purchase price of $1,324,664. Consequently, the Company reassessed the recognition and measurement of identifiable assets acquired and concluded that the valuation procedures and resulting measures were appropriate. As a result, the Company recognized a gain of $2,588,276 associated with the acquisition during the year ended December 31, 2016. The gain is included in bargain purchase gain in the combined financial statements.

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

Notes to THE CoMBINED Financial Statements

December 31, 2016

NOTE 2 ACQUISITIONS (Continued)

JWC

On December 29, 2016, the Company completed the purchase of 10 restaurants located in Tennessee for a purchase price of $15,418,663 from JW Franchise, LP, JWC Operating LP, JWC Incorporated, and JWC of Kentucky, Inc. The Company allocated the purchase price to the net tangible and intangible assets acquired in the acquisitions at their estimated fair values. The following table summarizes the final allocation of the purchase price of this acquisition:

Real estate	$8,964,919
Restaurant equipment	428,259
Leasehold improvements	191,593
Goodwill	1,642,486
Purchase option deposit	991,406
Franchise rights	3,200,000
Total identifiable assets acquired	$15,418,663

The average amortization period of acquired franchise rights during the year ended December 31, 2016 was 17.88 years.

NOTE 3 INTANGIBLE ASSETS

The changes in the carrying amount of goodwill for the year ending December 31, 2016 are as follows:

Goodwill at January 1, 2016	$498,475
Acquisitions of restaurants	15,071,828
Goodwill at December 31, 2016	$15,570,303

Intangible assets, net of accumulated amortization, consisted of the following at December 31, 2016:

	December 31, 2016
	Gross Carrying	Accumulated
	Amount	Amortization	Net
Franchise fees	$1,484,682	$44,696	$1,439,986
Franchise rights	30,873,750	1,806,677	29,067,073
Leasing fees	39,625	826	38,799
Total	$32,398,057	$1,852,199	$30,545,858

Total amortization expense of intangible assets for the year ended December 31, 2016 was $1,479,736.

The Company expects annual amortization expense of approximately $1,790,000 for each of the next five years.

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

Notes to THE CoMBINED Financial Statements

December 31, 2016

NOTE 4 LONG-TERM DEBT

Long-term debt consists of the following at December 31, 2016:

Ascentium Capital, notes payable, interest at 10.60%, monthly payments ranging from $2,015 to $2,075, balances due October 2018, secured by specific assets	$81,448

Barry S. Slatt Mortgage Company, notes payable, interest at 4.00%, monthly payments ranging from $3,647 to $4,891, balances due March 2023, secured by specific assets	2,092,640

Bennie Marshall, note payable, interest at 5.00%, variable payment due semiannually (approximately $103,000 at December 31, 2016), balance due January 2020	900,000

Direct Capital, notes payable, interest from 6.90% to 8.10%, monthly payments ranging from $405 to $1,534, balances due October 2018, secured by specific assets	32,359

Element Financial Corp., notes payable, interest from 6.00% to 6.75%, monthly payments ranging from $4,441 to $104,263, balances due from October 2022 to January 2023, secured by specific assets	15,753,353

First Internet Bank of Indiana, note payable, interest at 4.15%, monthly payment of $3,217, balance due June 2022, secured by specific assets	580,614

Magic Restaurants, Inc., note payable, interest at 5.00%, payment of $19,770 due monthly, balance due May 2023, secured by specific assets and guaranteed by related parties	2,443,173

O&M Restaurant South, LLC, note payable, interest at 5.00%, payment of $11,575 due monthly, balance due May 2020	875,069

Regions Bank, note payable, interest at 3.62%, payment of $71,466 due monthly, balance due January 2021, secured by specific assets and guaranteed by related parties	10,000,000

Regions Bank, note payable, interest at 3.62%, variable payment due monthly (approximately $290,000 at December 31, 2016), balance due January 2021, secured by specific assets and guaranteed by related parties	27,744,602

Regions Bank, revolving credit note, $2,000,000 available at 3.62%, interest payable monthly, expires January 2021, secured by specific assets and guaranteed by related parties	1,500,000

Regions Bank, capital expenditure note, $21,000,000 available at 3.62%, interest payable monthly, expires January 2021, secured by specific assets and guaranteed by related parties	20,924,441
82,927,699
Less unamortized deferred financing costs	(184,539)
Carrying value of long-term debt	82,743,160
Less current portion	(5,722,038)

Long-term portion of debt	$77,021,122

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

Notes to THE CoMBINED Financial Statements

December 31, 2016

NOTE 4 LONG-TERM DEBT (Continued)

Aggregate annual maturities of long-term debt are as follows for the years ending December 31:

2017	$5,722,038
2018	5,895,177
2019	6,128,230
2020	7,016,977
2021	52,742,016
Thereafter	5,423,261
Total	$82,927,699

Debt issuance costs, net of accumulated amortization, totaled $184,539 as of December 31, 2016. Debt issuance costs on the notes are being amortized over the terms of the notes. Amortization of debt issuance costs was $253,330 for the year ended December 31, 2016, and is included in interest expense on the combined statements of operations.

In connection with the above debt arrangements, the Company is required to comply with certain covenants. The Company was in compliance with respect to these covenants at December 31, 2016.

NOTE 5 LEASES

The Company utilizes land and buildings in its operations under various lease agreements. The Company does not consider any one of these individual leases material to the Company’s operations. Initial lease terms are generally for twenty years and, in many cases, provide for renewal options and, in most cases, rent escalations. Certain leases require contingent rent, determined as a percentage of sales as defined by the terms of the applicable lease agreement. For most locations, the Company is obligated for occupancy related costs including payment of property taxes, insurance, and utilities. The Company’s lease expense under these agreements was $8,396,308 for the year ended December 31, 2016.

During the year ended December 31, 2016, the Company sold one restaurant property in a sale-leaseback transaction for net proceeds of $1,987,729. These lease has been classified as operating leases and contain a twenty-year initial term plus renewal options.

A deferred gain from the sale-leaseback transaction of the restaurant property of $585,427 was recognized for the year ended December 31, 2016, and is being amortized over the term of the related lease. The amortization of deferred gains from sale-leaseback transactions was $37,862 for the year ended December 31, 2016, and is included in restaurant rent expense in the combined financial statements.

Aggregate future minimum lease payments under the Company’s lease agreements are as follows for the years ending December 31:

2017	$8,982,057
2018	9,043,424
2019	9,100,201
2020	9,072,862
2021	9,067,621
Thereafter	110,078,478
Total minimum lease payments	$155,344,643

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

Notes to THE CoMBINED Financial Statements

December 31, 2016

NOTE 5 LEASES (Continued)

During the year ended December 31, 2016, the Company sold nine restaurant properties in sale-lease back transactions for net proceeds of $19,018,520. These leases have been classified as operating leases and contain twenty-year initial terms plus renewal options. A related party guaranteed the terms of the leases. Because of those guarantees, the Company accounted for these sale-leaseback transactions under the financing method. Accordingly, the proceeds received by the Company from these transactions are recorded as lease financing obligations and the lease payments are applied as payments of principal and interest. In addition, the real estate subject these obligations remain on the Company’s combined balance sheets at their historical costs and continue to be depreciated over their remaining useful lives. The depreciation expense for the real estate in these transactions was $19,016 for the year ended December 31, 2016. The interest rates on the lease financing obligations vary from 2.25% to 4.75%.

Aggregate future minimum lease payments required for leases accounted for under the financing method are as follows for the years ending December 31:

2017	$1,263,705
2018	1,279,061
2019	1,294,648
2020	1,310,467
2021	1,330,725
Thereafter	21,905,958
28,384,564
Less amount representing interest	(9,543,874)
Present value of minimum lease payments	18,840,690
Less current portion	(469,706)
Long-term portion of lease financing obligations	$18,370,984

NOTE 6 EMPLOYEE BENEFITS

The Company has established a 401(k) retirement savings plan for eligible employees. All employees with at least twelve months of service and one thousand hours of service are eligible to participate in the plan, provided the employee is at least twenty-one years of age. The Company does not make matching or discretionary contributions to the plan.

NOTE 7 COMMITMENTS AND CONTINGENCIES

The Company is a party to various litigation matters that arise in the ordinary course of business. The Company does not believe that the outcome of any of these other matters will have a material adverse effect on its combined financial statements.

NOTE 8 RELATED PARTY TRANSACTIONS

Cambridge Franchise Holdings, LLC and Cambridge Franchise Partners, LLC are related to the Company through common ownership.

Related parties will advance cash and pay expenses on behalf of other related parties from time to time to maintain cash flows and operations. These advances are due on demand and do not bear interest. There was $1,093,252 due from Cambridge Franchise Holdings, LLC and $48,758 due to Cambridge Franchise Holdings, LLC at December 31, 2016.

CAMBRIDGE FRANCHISE HOLDINGS BUSINESSES

Notes to THE CoMBINED Financial Statements

December 31, 2016

NOTE 9 INCOME TAXES

The components of deferred income tax assets and liabilities related to Mirabile Investment Corporation at December 31, 2016 and 2015 were as follows:

Deferred income tax assets
Accrued vacation	$66,900

Deferred income tax liabilities
Property and equipment	(776,000)
Carrying value of net deferred income tax liabilities	$(709,100)

Provision for income taxes relates to Mirabile Investment Corporation and consisted of the following for the year ended December 31, 2016:

Current
Federal	$236,265
States	291,780
Deferred	735,600
Benefit for income taxes	$1,263,645

A reconciliation of the statutory federal income tax provision to the provision for income taxes for the year ended December 31, 2016 was as follows:

Statutory federal income tax provision	$2,587,921
State income taxes, net of federal benefit	494,750
Single member limited liability company income	(1,619,483)
Miscellaneous	(199,543)
Provision for income taxes	$1,263,645

NOTE 10 SUBSEQUENT EVENTS

On February 19, 2019, Cambridge Franchise Holdings, LLC entered into a definitive agreement and plan of merger with Carrols Restaurant Group, Inc. (“Carrols”), pursuant to which Carrols has agreed to acquire the business of the subsidiaries of Cambridge Franchise Holdings, LLC through the merger of New CFH, LLC, a newly formed entity that will be interposed between Cambridge Franchise Holdings, LLC and its other subsidiaries, with and into a subsidiary of Carrols, with New CFH, LLC as the surviving company and a wholly owned subsidiary of Carrols. In the merger, Cambridge Franchise Holdings, LLC will receive shares of common stock of Carrols comprising 19.9% (or approximately 7.36 million shares) of the shares of common stock of Carrols outstanding immediately prior to the merger and 10,000 shares of a new series of 9% PIK convertible preferred stock of Carrols that will be convertible into approximately 7.45 million shares of common stock of Carrols at a price of $13.50 per share. All of the shares issued to Cambridge Franchise Holdings, LLC in the merger will be subject to restrictions on transfer for a two-year period, subject to certain limited exceptions. Cambridge Franchise Holdings, LLC will also receive the right to nominate two individuals for election to Carrols’ board of directors. The closing of the merger is subject to the satisfaction of certain customary conditions, and the conversion of the preferred stock issued to Cambridge Franchise Holdings, LLC in the merger is subject to the approval of such conversion by Carrols’ stockholders. On April 30, 2019, the merger closed.